EXHIBIT 21.1


                                VTEL CORPORATION
                              LIST OF SUBSIDIARIES
                                  EXHIBIT 21.1




               SUBSIDIARY                              LOCATION OF INCORPORATION

               Compression Labs, Incorporated                  Delaware
               VTEL-ICS, Incorporated                          Delaware
               VTEL Australia Ltd. Pty.                        Australia
               CLI Belgium                                     Belgium
               CLI Europe Ltd.                                 United Kingdom
               VTEL Europe Ltd.                                United Kingdom
               VTEL Germany GmbH                               Germany
               VTEL France S.A.                                France
               VTEL Brazil LTDA                                Brazil